As filed with the Securities and Exchange Commission on July 8, 2022

Registration No. 333-249726

Registration No. 333-249725

Registration No. 333-215218

Registration No. 333-168419

Registration No. 333-133927

Registration No. 333-126734

Registration No. 333-66000

Registration No. 333-41458

Registration No. 333-78417

Registration No. 333-30375

Registration No. 333-29899

Registration No. 333-04808

Registration No. 033-83982

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

ADTRAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-0918200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

Tel No.: (256) 963-8000

(Address of Principal Executive Offices, including Zip Code)

ADTRAN, INC. 2020 EMPLOYEE STOCK INCENTIVE PLAN

ADTRAN, INC. 2020 DIRECTORS STOCK PLAN

ADTRAN, INC. 2015 EMPLOYEE STOCK INCENTIVE PLAN

ADTRAN, INC. 2010 DIRECTORS STOCK PLAN

ADTRAN, INC. 2006 EMPLOYEE STOCK INCENTIVE PLAN

ADTRAN, INC. 2005 DIRECTORS STOCK OPTION PLAN

ADTRAN, INC. 1996 EMPLOYEES INCENTIVE STOCK OPTION PLAN

ADTRAN, INC. 1995 DIRECTORS STOCK OPTION PLAN

ADTRAN, INC. EMPLOYEE INCENTIVE STOCK OPTION PLAN

ADTRAN, INC. 401(K) EMPLOYEE SAVINGS PLAN

(Full titles of the plans)

Michael K. Foliano

President

ADTRAN, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

Tel No.: (256) 963-8000

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Timothy W. Gregg

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

1700 Regions/Harbert Plaza

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

ADTRAN, Inc. (the “Company”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable by the Company pursuant to the following plans (collectively, the “Plans”), which were previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-249726), filed with the Securities and Exchange Commission on October 29, 2020, covering 2,772,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2020 Employee Stock Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-249725), filed with the Securities and Exchange Commission on October 29, 2020, covering 373,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2020 Directors Stock Plan;

•	Registration Statement on Form S-8 (File No. 333-215218), filed with the Securities and Exchange Commission on December 21, 2016, covering 7,700,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2015 Employee Stock Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-168419), filed with the Securities and Exchange Commission on July 30, 2010, covering 100,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2010 Directors Stock Plan;

•	Registration Statement on Form S-8 (File No. 333-133927), filed with the Securities and Exchange Commission on May 9, 2006, covering 13,000,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2006 Employee Stock Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-126734), filed with the Securities and Exchange Commission on July 20, 2005, covering 400,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 2005 Directors Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-66000), filed with the Securities and Exchange Commission on July 27, 2001, covering 3,000,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-41458), filed with the Securities and Exchange Commission on July 14, 2000, covering 3,000,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-78417), filed with the Securities and Exchange Commission on May 14, 1999, covering 130,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1995 Directors Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-30375), filed with the Securities and Exchange Commission on June 30, 1997, covering 70,103 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 401(k) Employee Savings Plan;

•	Registration Statement on Form S-8 (File No. 333-29899), filed with the Securities and Exchange Commission on June 24, 1997, covering 2,000,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-04808), filed with the Securities and Exchange Commission on April 26, 1996 , covering (i) 70,000 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1995 Directors Stock Option Plan and (ii) 488,100 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan; and

•	Registration Statement on Form S-8 (File No. 333-83982), filed with the Securities and Exchange Commission on September 9, 1994 , covering 1,738,045 shares of Common Stock of the Company, issuable under the ADTRAN, Inc. Employee Incentive Stock Option Plan.

On January 6, 2022, the Company’s stockholders approved, at a special meeting of the Company’s stockholders, a Business Combination Agreement, dated as of August 30, 2021, by and among the Company, ADTRAN Holdings, Inc. (formerly Acorn HoldCo, Inc., “ADTRAN Holdings”), Acorn MergeCo, Inc. (“Merger Sub”), and ADVA Optical Networking SE, pursuant to which, among other things, the Company and ADVA Optical Networking SE agreed to combine their businesses through a merger and an exchange offer, respectively, and become subsidiaries of ADTRAN Holdings. As a result of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, Merger Sub was merged with and into the Company and the Company became a wholly-owned subsidiary of ADTRAN Holdings (the “Merger”), effective at 7:00 am Eastern Time on July 8, 2022 (the “Effective Time”). Each share of Common Stock issued and outstanding immediately prior to the Effective Time was canceled and automatically converted into and became the right to receive one share of common stock, par value $0.01 per share, of ADTRAN Holdings.

As a result of the Merger, the Company terminated at the Effective Time all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any shares of its Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statements which remained unsold as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on July 8, 2022.

ADTRAN, INC.

By:	/s/ Michael K. Foliano
	Name:	Michael K. Foliano
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed below by the following persons in the capacities indicated on the 8th day of July, 2022.

Signature	Title

/s/ Michael K. Foliano	President and Director
Michael K. Foliano

/s/ Dana C. Crim
Dana C. Crim	Secretary, Treasurer and Director

/s/ James D. Wilson, Jr.
James D. Wilson, Jr.	Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on July 8, 2022.

ADTRAN, Inc. 401(k) Employee Savings Plan

/s/ Michael K. Foliano
Name: Michael K. Foliano
Title: Plan Administrator